Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 8, 2022, included in this Amendment No. 7 to the Registration Statement on Form S-1 (No.333-239150) of wShares Bitcoin Fund. Our report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. We also consent to the reference to our Firm under the caption "Experts" in the above noted Registration Statement.

/s/ Citrin Cooperman & Company, LLP

New York, New York
November 8, 2022